FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           EVEREST RE CAPITAL TRUST II
             (Exact name of Registrant as specified in its charter)


                 Delaware                                83-6054671
  (State of incorporation or organization)  (I.R.S. Employer Identification No.)

          477 Martinsville Road, P.O. Box 830                   07938
          Liberty Corner, New Jersey                          (zip code)
         (Address of Registrant's principal executive office


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-106595.


       Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class to be so Registered     Name of Each Exchange on Which
                                              Each Class is to be Registered

         6.20% Trust Preferred Securities      New York Stock Exchange, Inc.


           Securities to be registered to Section 12(g) of the Act:
                                     None


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Item 1.  Description of Registrant's Securities to be Registered.

         The securities to be registered hereby are 6.20% Trust Preferred Securities (collectively, the "Securities") of Everest Re Capital Trust II, a Delaware statutory trust and an indirect, wholly-owned subsidiary of Everest Re Group, Ltd., a company organized under the laws of Bermuda. A complete description of the Securities is contained (i) under the caption "Terms of the Preferred Securities" in the Prospectus Supplement, dated March 24, 2004 to the related Prospectus (as defined below) filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) under the Securities Act of 1933 (the "Act") on March 25, 2004 and (ii) under the caption "Description of the Trust Preferred Securities" in the Registrant's Prospectus, dated December 22, 2003 (the "Prospectus") forming a part of the Registrant's Registration Statement on Form S-3, as amended (Registration No. 333-106595), filed with the SEC under the Act. Such description is incorporated herein by reference.

Item 2.   Exhibits.

Not applicable.


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 25th day of March, 2004.

EVEREST RE CAPITAL TRUST II

By: Everest Reinsurance Holdings, Inc., as Depositor

By:      /s/ Stephen L. Limauro
         --------------------------------------------------------------
         Name:    Stephen L. Limauro
         Title:   Executive Vice President and Chief Financial Officer